CUSTODIAN CONTRACT
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       This Contract is made as of August 1, 2000 by and between Nvest Companies
Trust I, a business trust organized and existing under the laws of The Commonwealth of Massachusetts, hereinafter called the "Fund," and State Street Bank and Trust Company, a Massachusetts trust company, hereinafter called the "Custodian"

                                   WITNESSETH:

       WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Fund intends to initially offer shares in one series, AEW Real Estate Securities Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 18, being herein referred to as the "Portfolio(s)").

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.     Employment of Custodian and Property to be Held by It
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       The Fund hereby  employs the  Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United
States  ("foreign   securities")  pursuant  to  the  provisions  of  the  Fund's
Declaration of Trust. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

       Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

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2.     Duties of the Custodian  with Respect to Property of the Fund Held By the
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       Custodian in the United States
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2.1    HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to
       Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11.

2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

       1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

       2)     Upon the  receipt  of payment in  connection  with any  repurchase
              agreement   related  to  such  securities   entered  into  by  the
              Portfolio;

       3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

       4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

       5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

       6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;


                                       2.

       7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

       8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

       9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

       10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

       11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

       12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

       13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market,



                                       3.

              or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

       14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

       15) For any other proper corporate purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the


       Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be


                                       4.

       deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of
       Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

       1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the

                                       5.

              Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

       2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

       3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

       4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

       5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

       6) For payment of the amount of dividends received in respect of securities sold short; and

       7) For any other proper corporate purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

2.8    LIABILITY  FOR  PAYMENT IN ADVANCE  OF RECEIPT OF  SECURITIES  PURCHASED.
       Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this
       Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.


                                       6.

2.10 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under
       Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

       1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

       2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

       3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

       4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System; and

       5) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of


                                       7.

              any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.11 FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

       1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

       2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in the Direct Paper System Account which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

       3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

       4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

       5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Portfolio; and

       6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.12 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions (as defined in Article 5 below) from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into

                                       8.

       which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio setting forth the purpose or purposes of such segregated account and declaring such purposes to be a proper corporate purpose.

2.13 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund on behalf of the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Fund on behalf of the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund on behalf of the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund on behalf of the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.


                                        9.

3.     DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE
       -------------------------------------------------------------------------
       OF THE UNITED STATES
       --------------------


3.1 APPOINTMENT OF FOREIGN SUB-CUSTODIANS. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

3.2 ASSETS TO BE HELD. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the 1940 Act, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian.

3.3 FOREIGN SECURITIES SYSTEMS. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Portfolios shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 HOLDING SECURITIES. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that
       securities   and  other   non-cash   property  so  held  by  the  foreign
       sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

3.5 AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS. Each agreement with a foreign banking institution shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without


                                       10.

       the payment of money or value  other than for custody or  administration;
       (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 REPORTS BY CUSTODIAN. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

3.8 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and
       2.7 of this Contract shall apply, MUTATIS MUTANDIS to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

       (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

       (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9    LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the
       Custodian   employs  a   foreign   banking   institution


                                       11.

       as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care.

3.11 REIMBURSEMENT FOR ADVANCES. If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

3.12 MONITORING RESPONSIBILITIES. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13 BRANCHES OF U.S. BANKS. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the 1940


                                      12.

       Act meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

       (b) Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.14 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.     Payments for Sales or Repurchases or Redemptions of Shares of the Fund
       ----------------------------------------------------------------------

       The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

       From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

5.     Proper Instructions
       -------------------

       Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be

                                       13.

considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices; provided that the Fund has followed any security procedures agreed to from time to time by Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.     Actions Permitted without Express Authority
       -------------------------------------------

       The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

       1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

       2)     surrender   securities  in  temporary   form  for   securities  in
              definitive form;

       3) endorse for collection, in the name of the Fund on behalf of the Portfolio, checks, drafts and other negotiable instruments; and

       4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund on behalf of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

7.     Evidence of Authority
       ---------------------

       The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.     Duties of Custodian with Respect to the Books of Account and  Calculation
       -------------------------------------------------------------------------
       of Net Asset Value and Net Income
       ---------------------------------

       The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares of each Portfolio


                                       14.

or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's Prospectus.

9.     Records
       -------

       The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.    Opinion of Fund's Independent Accountant
       ----------------------------------------

       The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.    Reports to Fund by Independent Public Accountants
       -------------------------------------------------

       The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


                                       15.

12.    Compensation of Custodian
       -------------------------

       The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

13.    Responsibility of Custodian
       ---------------------------

       So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

       Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Fund or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and
(vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.


                                       16.

       The  Custodian  shall be liable  for the acts or  omissions  of a foreign
banking   institution   to  the  same  extent  as  set  forth  with  respect  to
sub-custodians generally in this Contract.

       If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

       If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

       In no event shall the Custodian be liable for indirect, special or consequential damages.

14.    Effective Period, Termination and Amendment
       -------------------------------------------

       This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees
(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

       Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.    Notices
       -------

       Except as otherwise provided under this Contract, notices and other writings shall be delivered or mailed postage prepaid to:


                                       17.

         If to the Company:       Nvest Companies Trust I
                                  399 Boylston Street
                                  Boston, MA  02116
                                  Attention: John E. Pelletier, Secretary

         If to the Custodian:     State Street Bank & Trust Company
                                  One Heritage Drive, JPB/4N
                                  North Quincy, MA  02171
                                  Attention:  Timothy J. Panaro, Vice President

or to such other address as the parties may hereafter specify in writing and any notice or other writing when mailed shall be deemed to have been received on the fifth business day after it was mailed.

       Telephone and facsimile notices shall be sufficient if communicated to the party entitled to receive such notice at the following numbers:

         If to the Company:

               Telephone:  (617) 578-1132             Facsimile:  (617) 578-1177

         If to the Custodian:

               Telephone:  (617) 985-4513             Facsimile:  (617) 985-5271

or to such other numbers as the parties may specify by written notice under this Section and any facsimile notice shall be deemed to have been received on the date of its transmission provided that if such day is not a business day or it is received after normal business hours on the day of its transmission, it shall be deemed to have been received at the opening of business on the first business day next following the transmission thereof.

16.    Successor Custodian
       -------------------

       If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities and other assets of each such Portfolio held in a Securities System.

       If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

                                       18.

       In the event that no written order designating a successor custodian or certified copy of a vote of the board of trustees shall have been delivered to the custodian on or before the date when such termination shall become effective, then the custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 act, doing business in boston, massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

       In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.    Interpretive and Additional Provisions
       --------------------------------------

       In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.    Additional Funds
       ----------------

       In the event that the Fund establishes one or more series of Shares in addition to AEW Real Estate Securities Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19.    Massachusetts Law to Apply
       --------------------------

       This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


                                       19.

20.    Prior Contracts
       ---------------

       This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

21.    Counterparts
       ------------

       This Contract may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Contract.

22.    Reproduction of Documents
       -------------------------

       This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

23.    Shareholder Communications Election
       -----------------------------------

       Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

      YES    [ ]  The  Custodian  is  authorized  to release  the  Fund's  name, address, and share positions.

       NO    [X]  The  Custodian  is not authorized to release the Fund's name, address, and share positions.

                                       20.

24.    Data Access Addendum.
       ---------------------

Each of the Fund and the Custodian agree to abide by the provisions of the Data Access Services Addendum in substantially the form attached hereto, as the same may be modified from time to time in the manner set forth in Section 11(c) thereof.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


                                       21.

                                 SIGNATURE PAGE

       IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

ATTEST                                       NVEST COMPANIES TRUST I



/s/ JAMES M. WALL                            By: /s/ JOHN E. PELLETIER
---------------------------------               --------------------------------
Name:  James M. Wall                            Name:  John E. Pelletier
Its:  Assistant Secretary                       Its:  Secretary



ATTEST                                       STATE STREET BANK AND TRUST COMPANY




/s/ STEPHANIE L. POSTER                       By: /s/ RONALD E. LOGUE
----------------------------------               -------------------------------
Stephanie L. Poster, Vice President              Ronald E. Logue, Vice Chairman



                                       22.

                                   SCHEDULE A

                                 17F-5 APPROVAL

     The Board of Trustees of Nvest Companies Trust I has approved certain foreign banking institutions and foreign securities depositories within State Street's Global Custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund's Authorized Officer:

 FUND
OFFICER
INITIALS    COUNTRY       SUBCUSTODIAN                   CENTRAL DEPOSITORY
--------    -------       ------------                   ------------------


____       STATE STREET'S ENTIRE GLOBAL CUSTODY NETWORK LISTED BELOW

____       Argentina      Citibank, N.A.                 Caja de Valores S.A.


____       Australia      Westpac Banking Corporation    Austraclear Limited

                                                         Reserve Bank
                                                         Information and
                                                         Transfer System

____       Austria        Erste Bank der                 Oesterreichische
                          Oesterreichischen              Kontrollbank AG
                          Sparkassen AG                  (Wertpapiersammelbank
                                                         Division)


____       Bahrain        HSBC Bank Middle East          None
                          (as delegate of The
                          Hongkong and Shanghai Banking
                          Corporation Limited)

____       Bangladesh     Standard Chartered Bank        None


____       Belgium        Fortis Bank NV/as.             Caisse
                                                         Interprofessionnelle
                                                         de Depots et de
                                                         Virements de
                                                         Titres S.A.

                                                         Banque Nationale
                                                         de Belgique

____       Bermuda        The Bank of Bermuda Limited    None


____       Bolivia        Citibank, N.A.                 None


____       Botswana       Barclays Bank of Botswana      None
                          Limited


                                       23.

 FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                   CENTRAL DEPOSITORY
--------   -------        ------------                   ------------------


____       Brazil         Citibank, N.A. Custodia        Companhia Brasileira
                                                         de Liquidacao e

____       Bulgaria       ING Bank N.V.                  Central Depository AD

                                                         Bulgarian National Bank

  X        Canada         State Street Trust             Canadian Depository
                          Company Canada                 for Securities Limited


____       Chile          Citibank, N.A.                 Deposito Central de
                                                         Valores S.A.

____       People's       The Hongkong and Shanghai      Shanghai Securities
           Republic of    Banking Corporation Limited,   Central Clearing &
           China          Shanghai and Shenzhen branches Registration
                                                         Corporation

                                                         Shenzhen Securities
                                                         Clearing Co., Ltd.

____       Colombia       Cititrust Colombia S.A.        Deposito Centralizado
                          Sociedad Fiduciaria            de Valores


____       Costa Rica     Banco BCT S.A.                 Central de Valores S.A.


____       Croatia        Privredna Banka Zagreb d.d.    Ministry of Finance

                                                         National Bank of
                                                         Croatia

                                                         Sredisnja Depozitarna
                                                         Agencija

____       Cyprus         The Cyprus Popular Bank Ltd.   None


____       Czech Republic Eeskoslovenska Obchodi         Stredisko cennych
                          Banka, A.S.                    papiru(degree)

                                                         Czech National Bank

____       Denmark        Den Danske Bank                Vaerdipapircentralen
                                                         (Danish Securities
                                                         Center)


____       Ecuador        Citibank, N.A.                 None

____       Egypt          Egyptian British Bank          Misr Company for
                          (as delegate of The Hongkong   Clearing, Settlement,
                          and Shanghai Banking           and Depository
                          Corporation Limited)

____       Estonia        Hansabank                      Eesti Vaartpaberite
                                                         Keskdepositoorium


____       Finland        Merita Bank Plc.               Finnish Central
                                                         Securities Depository



                                       24.

 FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                   CENTRAL DEPOSITORY
--------   -------        ------------                   ------------------

____       France         Paribas, S.A.                  Societe
                                                         Interprofessionnelle
                                                         pour la Compensation
                                                         des Valeurs Mobilieres

____       Germany        Dresdner Bank AG               Deutsche Borse
                                                         Clearing AG


____       Ghana          Barclays Bank of Ghana Limited None


____       Greece         National Bank of Greece S.A.   Central Securities
                                                         Depository Apothetirion
                                                         Titlon AE)

                                                         Bank of Greece,
                                                         System for Monitoring
                                                         Transactions in
                                                         Securities in
                                                         Book-Entry Form

____       Hong Kong      Standard Chartered Bank        Central Clearing and
                                                         Settlement System

                                                         Central Moneymarkets
                                                         Unit

____       Hungary        Citibank Rt.                   Kozponti Elszamolohaz
                                                         es Ertektar (Budapest)
                                                         Rt. (KELER)


____       Iceland        Icebank Ltd.                   None



____       India          Deutsche Bank AG               The National Securities
                                                         Depository Limited

                                                         Central Depository
                                                         Services India Limited

                                                         Reserve Bank of India

____                      The Hongkong and Shanghai      The National Securities
                          Banking Corporation Limited    Depository Limited

                                                         Central Depository
                                                         Services India Limited

                                                         Reserve Bank of India

____       Indonesia      Standard Chartered Bank        Bank Indonesia

                                                         PT Kustodian Sentral
                                                         Efek Indonesia

____       Ireland        Bank of Ireland                Central Bank of Ireland
                                                         Securities Settlement
                                                         Office


                                       25.

 FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                   CENTRAL DEPOSITORY
--------   -------        ------------                   ------------------


____       Israel         Bank Hapoalim B.M.             Tel Aviv Stock Exchange
                                                         Clearing House Ltd.
                                                         (TASE Clearinghouse)

                                                         Bank of Israel
                                                         (As part of the TASE
                                                         Clearinghouse system)


____       Italy          Paribas, S.A.                  Monte Titoli S.p.A.

                                                         Banca d'Italia

____       Ivory Coast    Societe Generale de Banques    Depositaire Central -
                          en Cote d'Ivoire               Banque de Reglement


____       Jamaica        Scotiabank Jamaica Trust       Jamaica Central
                          and Merchant Bank Limited      Securities Depository


____       Japan          The Fuji Bank, Limited         Japan Securities
                                                         Depository Center
                                                         (JASDEC)

                                                         Bank of Japan Net
                                                         System

____                      The Sumitomo Bank, Limited     Japan Securities
                                                         Depository Center
                                                         (JASDEC)

                                                         Bank of Japan Net
                                                         System

____       Jordan         HSBC Bank Middle East          None
                          (as delegate of The
                          Hongkong and Shanghai
                          Banking Corporation
                          Limited)


____       Kenya          Barclays Bank of               Central Bank of Kenya
                          Kenya Limited

____       Republic       The Hongkong and Shanghai      Korea Securities
           of Korea       Banking Corporation Limited    Depository Corporation


____       Latvia         A/s Hansabank                  Latvian Central
                                                         Depository



____       Lebanon        HSBC Bank Middle East          Custodian and Clearing
                          (as delegate of The Hongkong   Center of Financial
                          and Shanghai Banking           Instruments for Lebanon
                          Corporation Limited)           and the Middle East
                                                         (MIDCLEAR) S.A.L.

                                                         The Central Bank of
                                                         Lebanon

____       Lithuania      Vilniaus Bankas AB             Central Securities
                                                         Depository of Lithuania


                                      26.

 FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                   CENTRAL DEPOSITORY
--------   -------        ------------                   ------------------


____       Malaysia       Standard Chartered Bank        Malaysian Central
                          Malaysia Berhad                Depository Sdn. Bhd.

                                                         Bank Negara Malaysia,
                                                         Scripless Securities
                                                         Trading and Safekeeping
                                                         Systems

____       Mauritius      The Hongkong and Shanghai      Central Depository &
                          Banking Corporation Limited    Settlement Co. Ltd.


____       Mexico         Citibank Mexico, S.A.          S.D. INDEVAL
                                                         (Instituto para el
                                                         Deposito de Valores)


____       Morocco        Banque Commerciale du Maroc    Maroclear


____       The            MeesPierson N.V.               Nederlands Centraal
           Netherlands                                   Instituut voor Giraal
                                                         Effectenverkeer B.V.
                                                         (NECIGEF)

____       New Zealand    ANZ Banking Group              New Zealand Central
                          (New Zealand) Limited          Securities Depository
                                                         Limited


____       Norway         Christiania Bank og            Verdipapirsentralen
                          Kreditkasse ASA                (the Norwegian Central
                                                         Registry of Securities)


____       Oman           HSBC Bank Middle East          Muscat Securities
                          (as delegate of The Hongkong   Market Depository &
                          and Shanghai Banking           Securities Registration
                          Corporation Limited)           Company


____       Pakistan       Deutsche Bank AG               Central Depository
                                                         Company of Pakistan
                                                         Limited

                                                         State Bank of Pakistan

____       Palestine      HSBC Bank Middle East          The Palestine Stock
                          (as delegate of the Hongkong   Exchange
                          and Shanghai Banking
                          Corporation Limited)

____       Panama         BankBoston, N.A.               None

____       Peru           Citibank, N.A.                 Caja de Valores y
                                                         Liquidaciones,
                                                         CAVALI ICLV S.A.


____       Philippines    Standard Chartered Bank        Philippines Central
                                                         Depository, Inc.

                                                         Registry of Scripless
                                                         Securities (ROSS) of
                                                         the Bureau of Treasury



                                       27.

 FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                   CENTRAL DEPOSITORY
--------   -------        ------------                   ------------------


____       Poland         Citibank (Poland) S.A.         National Depository of
                                                         Securities (Krajowy
                                                         Depozyt Papierow
                                                         Wartosciowych SA)

                                                         Central Treasury Bills
                                                         Registrar

____       Portugal       Banco Comercial Portugues      Central de Valores
                                                         Mobiliarios

____       Qatar          HSBC Bank Middle East          Doha Securities Market


____       Romania        ING Bank N.V.                  National Securities
                                                         Clearing, Settlement
                                                         and Depository Company

                                                         Bucharest Stock
                                                         Exchange Registry
                                                         Division

                                                         National Bank of
                                                         Romania

____       Russia         Credit Suisse First Boston     None
                          AO, Moscow (as delegate of
                          Credit Suisse First Boston,
                          Zurich)


____       Singapore      The Development Bank           Central Depository
                          of Singapore Limited           (Pte) Limited

                                                         Monetary Authority of
                                                         Singapore

____       Slovak         Eeskoslovenska Obchodni        Stredisko cennych
           Republic       Banka, A.S.                    papierov SR Bratislava,
                                                         a.s.

                                                         National Bank of
                                                         Slovakia

____       Slovenia       Bank Austria Creditanstalt     Klirinsko Depotna
                           d.d. Ljubljana.               Druzba d.d.


____       South Africa   Standard Bank of South Africa  The Central Depository
                          Limited                        Limited

                                                         Strate Ltd.

____       Spain          Banco Santander Central        Servicio de
                          Hispano, S.A.                  Compensacion y
                                                         Liquidacion de Valores,
                                                         S.A.

                                                         Banco de Espana,
                                                         Central de Anotaciones
                                                         en Cuenta

____       Sri Lanka      The Hongkong and Shanghai      Central Depository
                          Banking Corporation Limited    System (Pvt) Limited


____       Swaziland      Standard Bank Swaziland        None
                          Limited


                                      28.

 FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                   CENTRAL DEPOSITORY
--------   -------        ------------                   ------------------


____       Sweden         Skandinaviska Enskilda Banken  Vardepapperscentralen,
                                                         VPC AB (the Swedish
                                                         Central Securities
                                                         Depository)


____       Switzerland    UBS AG                         SIS - SegaIntersettle



____       Taiwan         Central Trust of China         Taiwan Securities
           - R.O.C.       OR                             Central Depository Co.,
                                                         Ltd.

                          _______________________________
                          (Client Designated Subcustodian)


____       Thailand       Standard Chartered Bank        Thailand Securities
                                                         Depository Company
                                                         Limited

____       Trinidad       Republic Bank Limited          None
           & Tobago

____       Tunisia        Banque Internationale          Societe Tunisienne
                          Arabe de Tunisie               Interprofessionelle
                                                         pour la Compensation et
                                                         de Depots de Valeurs
                                                         Mobilieres

____       Turkey         Citibank, N.A.                 Takas ve Saklama
                                                         Bankasi A.(a).
                                                         (TAKASBANK)

                                                         Central Bank of Turkey

____       Ukraine        ING Bank Ukraine               National Bank of
                                                         Ukraine


____       United Kingdom State Street Bank and          The Bank of England,
                          Trust Company, London branch   Central Gilts Office
                                                         and Central
                                                         Moneymarkets Office

____       Uruguay        BankBoston N.A.                None


____       Venezuela      Citibank, N.A.                 Central Bank of
                                                         Venezuela


____       Vietnam        The Hongkong and Shanghai      None
                          Banking Corporation Limited

____       Zambia         Barclays Bank of Zambia        LuSE Central Shares
                          Limited                        Depository Limited

                                                         Bank of Zambia

____       Zimbabwe       Barclays Bank of               None
                          Zimbabwe Limited


                                      29.

 FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                   CENTRAL DEPOSITORY
--------   -------        ------------                   ------------------


____       Euroclear (The Euroclear System)/State Street London Limited

____       Cedelbank S.A./State Street London Limited





CERTIFIED BY:

/s/ THOMAS P. CUNNINGHAM                                  8-1-00
---------------------------------------               --------------------------
FUND'S AUTHORIZED OFFICER                             DATE





                                      30.